UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2010

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

Cardinal Financial Corporation (the “Company”) held its Annual Meeting of Shareholders on April 23, 2010 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected four directors to serve for three-year terms and ratified the Company’s appointment of KPMG LLP as the Company’s independent auditors for 2010.  The voting results for each proposal are as follows:

1.                                       To elect four directors for a term of three years each, expiring at the 2013 annual meeting of shareholders:

	For	Withhold	Broker Non-Vote
B.G. Beck	20,519,121	298,432	4,191,593
Michael A. Garcia	20,519,706	297,847	4,191,593
J. Hamilton Lambert	19,659,832	1,157,721	4,191,593
Alice M. Starr	20,518,847	298,706	4,191,593

2.                                       To ratify the appointment of KPMG LLP as the Company’s independent auditors for 2010:

For	Against	Abstain
24,721,612	137,773	149,761

Item 8.01 Other Events.

On April 23, 2010, Cardinal’s Board of Directors declared a cash dividend of $0.02 for each share of its common stock outstanding. The dividend is payable on May 21, 2010 to shareholders of record on May 7, 2010. Based on the current number of shares outstanding, the aggregate payment will be approximately $575,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: April 23, 2010	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and Chief Financial Officer